AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13 , 2010	REGISTRATION NO. 333- 168628

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Pre-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JAMES RIVER COAL COMPANY
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)
James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
(804) 780-3000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

54-1602012 (I.R.S. Employer Identification Number)
SEE TABLE OF SUBSIDIARY CO-REGISTRANTS

Peter T. Socha
President & Chief Executive Officer
James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
(804) 780-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: David A. Stockton, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐  _________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.     ☐  __________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY CO-REGISTRANTS

Exact name of Subsidiary Co-Registrant as specified in its charter (1)(2)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
BDCC Holding Company, Inc.	Delaware	62-0133200
Bell County Coal Corporation	Delaware	61-0880806
Bledsoe Coal Corporation	Kentucky	61-0894821
Bledsoe Coal Leasing Company	Delaware	52-1186654
Blue Diamond Coal Company	Delaware	52-2313812
Eolia Resources, Inc.	North Carolina	56-0890587
James River Coal Sales, Inc.	Delaware	74-2233417
James River Coal Service Company	Kentucky	61-0712577
Johns Creek Coal Company	Tennessee	62-1059412
Johns Creek Elkhorn Coal Corporation	Delaware	61-0729199
Johns Creek Processing Company	Delaware	52-2274021
Leeco, Inc.	Kentucky	61-0734176
McCoy Elkhorn Coal Corporation	Kentucky	61-0718373
Shamrock Coal Company, Incorporated	Delaware	62-0421843
Triad Mining Inc.	Indiana	71-1189005
Triad Underground Mining, LLC	Indiana	35-2149041

(1)	The address, including zip code, and telephone number, including area code, of the principal executive offices of each subsidiary co-registrant is:

901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
(804) 780-3000

(2)	The Primary Standard Industrial Classification Code Number for each subsidiary co-registrant is 1221.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to Form S-3 Registration Statement is being filed to (i) incorporate future filings after the date of the initial registration statement and prior to effectiveness, and (ii) to conform the consent to the incorporation into this registration statement of KPMG LLP’s report dated February 25, 2010 (the “Consent”) to include KPMG’s signature.  The Registrant received a manually signed Consent, dated August 5, 2010 which was not conformed in the edgarization process to include KPMG’s signature. The remainder of this registration statement is unchanged.  This filing does not reflect a new registration statement or prospectus supplement for a takedown of securities.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [●], 2010

PROSPECTUS

$150,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

From time to time, we may sell common stock, preferred stock, debt securities, or warrants, either individually or in units, with a total value of up to $150,000,000.  We also may offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock, or debt securities upon the exercise of warrants.  Our obligations under debt securities we issue may be guaranteed by certain of our subsidiaries.  We will specify in an accompanying prospectus supplement the terms of any such offering.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “JRCC.”  The applicable prospectus supplement will contain information as to other listings on the Nasdaq Global Select Market or any securities exchange of the securities covered by the prospectus supplement, if any.

Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3, AND THE SECTIONS ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND OUR RECENT QUARTERLY REPORTS ON FORM 10-Q, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select.  For additional information, you should refer to the section entitled “Plan of Distribution” beginning on page 39.  If we use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.  Our net proceeds from any such sales also will be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [●], 2010.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in the documents to which we have referred you.  We have not authorized anyone to provide you with information that is different from such information.  If anyone provides you with different information, you should not rely on it.  Neither this prospectus nor any accompanying prospectus supplement constitutes an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.  You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, we may sell common stock, preferred stock, debt securities, or warrants, either individually or in units, in one or more offerings up to an aggregate dollar amount of $150,000,000.  This prospectus provides a general description of the securities we may offer.  Each time we sell common stock, preferred stock, debt securities, warrants, or units, we will provide a prospectus supplement that will contain more specific information about the securities offered.  We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus.  This prospectus, together with applicable prospectus supplements and the information incorporated by reference herein and therein, includes all material information relating to this offering.  Please carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” beginning on page 41.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC website or at the SEC’s office mentioned under the heading “Where You Can Find More Information” beginning on page 41.

Unless the context indicates otherwise, all references in this prospectus to we, our, us, or the company refer to James River Coal Company and its subsidiaries on a consolidated basis.

THE COMPANY

James River Coal Company, which we sometimes refer to as JRCC, mines, processes, and sells bituminous, steam- and industrial-grade coal through six operating subsidiaries, which we refer to as mining complexes, located throughout eastern Kentucky and in southern Indiana.  As of December 31, 2009, our six mining complexes included 14 underground mines, ten surface mines and ten preparation plants, five of which have integrated rail loadout facilities and three of which use a common loadout facility at a separate location.  As of December 31, 2009, we believe that we controlled approximately 271.1 million tons of proven and probable coal reserves.  At current production levels, we believe these reserves would support greater than 27 years of production.

In 2009, we produced 9.8 million tons of coal (including 0.3 million tons of coal produced in our mines that are operated by contract mine operators) and we purchased another 0.1 million tons for resale.  Of the 9.4 million tons we produced from Company-operated mines, approximately 66% came from underground mines, while the remaining 34% came from surface mines.  In 2009, we generated revenue of $681.6 million and had net income of $51.0 million.  Approximately 92% of our 2009 revenues were generated from coal sales to electric utility companies and the remainder came from coal sales to industrial and other companies.  In 2009, Georgia Power Company and South Carolina Public Service Authority were our largest customers, representing approximately 39% and 37% of our revenues, respectively.  No other customer accounted for more than 10% of our revenues.

We were incorporated in the Commonwealth of Virginia in June 1991.  The address of our principal executive office is 900 E. Byrd Street, Suite 1600, Richmond, Virginia 23219, and our telephone number at that address is (804) 780-3000.  Our website address is www.jamesrivercoal.com.  We do not incorporate the information on our website into this registration statement and prospectus, and you should not consider information on our website as part of this registration statement and prospectus.

A more detailed discussion of our business is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which discussion is incorporated herein by reference.

RISK FACTORS

An investment in our securities involves a significant degree of risk.  You should carefully consider the risks described below, the risks discussed in the sections entitled “Risk Factors” contained in any prospectus supplement and our filings with the SEC which are incorporated herein by reference, and all other information contained in this prospectus, any applicable prospectus supplement, or incorporated herein by reference, before you decide to buy our securities.  These risks and uncertainties are not the only risks we face.  It is possible that risks and uncertainties not listed below may arise or become material in the future and affect our business.

Risks Related to the Coal Industry

Because the demand and pricing for coal is greatly influenced by consumption patterns of the domestic electricity generation industry, a reduction in the demand for coal by this industry would likely cause our revenues and profitability to decline significantly.

We derived 89% of our total revenues (contract and spot) for the six months ended June 30, 2010 and 92% of our total revenues in 2009, from our electric utility customers.  Fuel cost is a significant component of the cost associated with coal-fired power generation, with respect to not only the price of the coal, but also the costs associated with emissions control and credits (i.e., sulfur dioxide, nitrogen oxides, etc.), combustion by-product disposal (i.e., ash) and equipment operations and maintenance (i.e., materials handling facilities).  All of these costs must be considered when choosing between coal generation and alternative methods, including natural gas, nuclear, hydroelectric and others.

Weather patterns also can greatly affect electricity generation.  Extreme temperatures, both hot and cold, cause increased power usage and, therefore, increased generating requirements from all sources.  Mild temperatures, on the other hand, result in lower electrical demand, which allows generators to choose the lowest-cost sources of power generation when deciding which generation sources to dispatch.  Accordingly, significant changes in weather patterns could reduce the demand for our coal.

    Overall economic activity and the associated demands for power by industrial users can have significant effects on overall electricity demand.  Downward economic pressures can cause decreased demands for power, by both residential and industrial customers.

Any downward pressure on coal prices, whether due to increased use of alternative energy sources, changes in weather patterns, decreases in overall demand or otherwise, would likely cause our profitability to decline.

Electric utility deregulation is expected to provide incentives to generators of electricity to minimize their fuel costs and is believed to have caused electric generators to be more aggressive in negotiating prices with coal suppliers.  To the extent utility deregulation causes our customers to be more cost-sensitive, deregulation may have a negative effect on our profitability.

Changes in the export and import markets for coal products could affect the demand for our coal, our pricing and our profitability.

We compete in a worldwide market. The pricing and demand for our products is affected by a number of factors beyond our control. These factors include:

●	currency exchange rates;

●	growth of economic development;

●	price of alternative sources of electricity;

●	world wide demand; and

●	ocean freight rates.

Any decrease in the amount of coal exported from the United States, or any increase in the amount of coal imported into the United States, could have a material adverse impact on the demand for our coal, our pricing and our profitability.

Increased consolidation and competition in the U.S. coal industry may adversely affect our revenues and profitability.

During the last several years, the U.S. coal industry has experienced increased consolidation, which has contributed to the industry becoming more competitive.  Consequently, many of our competitors in the domestic coal industry are major coal producers who have significantly greater financial resources than us.  The intense competition among coal producers may impact our ability to retain or attract customers and may therefore adversely affect our future revenues and profitability.

Fluctuations in transportation costs and the availability and dependability of transportation could affect the demand for our coal and our ability to deliver coal to our customers.

Increases in transportation costs could have an adverse effect on demand for our coal.  Customers choose coal supplies based, primarily, on the total delivered cost of coal.  Any increase in transportation costs would cause an increase in the total delivered cost of coal.  That could cause some of our customers to seek less expensive sources of coal or alternative fuels to satisfy their energy needs.  In addition, significant decreases in transportation costs from other coal-producing regions, both domestic and international, could result in increased competition from coal producers in those regions.  For instance, coal mines in the western United States could become more attractive as a source of coal to consumers in the eastern United States, if the costs of transporting coal from the West were significantly reduced.

Our Central Appalachia mines generally ship coal via rail systems.  During 2009, we shipped in excess of 95% of our coal from our Central Appalachia mines via CSX.  In the Midwest, we shipped approximately 63% of our produced coal by truck and the remainder via rail systems.  We believe that our 2010 transportation modes will be comparable to those used in 2009.  Our dependence upon railroads and third party trucking companies impacts our ability to deliver coal to our customers.  Disruption of service due to weather-related problems, strikes, lockouts, bottlenecks and other events could temporarily impair our ability to supply coal to our customers, resulting in decreased shipments.  Decreased performance levels over longer periods of time could cause our customers to look elsewhere for their fuel needs, negatively affecting our revenues and profitability.

In past years, the major eastern railroads (CSX and Norfolk Southern) have experienced periods of increased overall rail traffic due to an expanding economy and shortages of both equipment and personnel.  This increase in traffic could impact our ability to obtain the necessary rail cars to deliver coal to our customers and have an adverse impact on our financial results.

Shortages or increased costs of skilled labor in the Central Appalachian coal region may hamper our ability to achieve high labor productivity and competitive costs.

Coal mining continues to be a labor-intensive industry.  In times of increased demand, many producers attempt to increase coal production, which historically has resulted in a competitive market for the limited supply of trained coal miners in the Central Appalachian region.  In some cases, this market situation has caused compensation levels to increase, particularly for “skilled” positions such as electricians and mine foremen.  To maintain current production levels, we may be forced to respond to increases in wages and other forms of compensation, and related recruiting efforts by our competitors.  Any future shortage of skilled miners, or increases in our labor costs, could have an adverse impact on our labor productivity and costs and on our ability to expand production.

Government laws, regulations and other requirements relating to the protection of the environment, health and safety and other matters impose significant costs on us, and future requirements could limit our ability to produce coal.

We are subject to extensive federal, state and local regulations with respect to matters such as:

●	employee health and safety;

●	permitting and licensing requirements;

●	air quality standards;

●	water quality standards;

●	plant, wildlife and wetland protection;

●	blasting operations;

●	the management and disposal of hazardous and non-hazardous materials generated by mining operations;

●	the storage of petroleum products and other hazardous substances;

●	reclamation and restoration of properties after mining operations are completed;

●	discharge of materials into the environment, including air emissions and wastewater discharge;

●	surface subsidence from underground mining; and

●	the effects of mining operations on groundwater quality and availability.

Complying with these requirements, including the terms of our permits, has had, and will continue to have, a significant effect on our costs of operations.  We could incur substantial costs, including clean up costs, fines, civil or criminal sanctions and third party claims for personal injury or property damage as a result of violations of or liabilities under these laws and regulations.

The coal industry is also affected by significant legislation mandating specified benefits for retired miners.  In addition, the utility industry, which is the most significant end user of coal, is subject to extensive regulation regarding the environmental impact of its power generating activities.  Coal contains impurities, including sulfur, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned.  Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal, thereby reducing demand for coal as a fuel source or the volume and price of our coal sales, or making coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

New legislation, regulations and orders adopted or implemented in the future (or changes in interpretations of existing laws and regulations) may materially adversely affect our mining operations, our cost structure and our customers’ operations or ability to use coal.

The majority of our coal supply agreements contain provisions that allow the purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser’s plant or results in too great an increase in the cost of coal.  These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

The passage of legislation responsive to the Framework Convention on Global Climate Change or similar governmental initiatives could result in restrictions on coal use.

The United States and more than 160 other nations are signatories to the 1992 Framework Convention on Global Climate Change, commonly known as the Kyoto Protocol, which is intended to limit or capture emissions of greenhouse gases, such as carbon dioxide.  In December 1997, the signatories to the convention established a potentially binding set of emissions targets for developed nations.  Although the specific emissions targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012.  The U.S. Senate has not ratified the treaty commitments.  The current administration could support the effort to ratify the treaty.  With Russia’s ratification of the Kyoto Protocol in 2004, it became binding on all ratifying countries.  The implementation of the Kyoto Protocol in the United States and other countries, and other emissions limits, such as those adopted by the European Union, could affect demand for coal outside the United States.  If the Kyoto Protocol or other comprehensive legislation or regulations focusing on greenhouse gas emissions is enacted by the United States, it could have the effect of restricting the use of coal.  Other efforts to reduce emissions of greenhouse gases and federal initiatives to encourage the use of natural gas also may affect the use of coal as an energy source.

We are subject to the federal Clean Water Act and similar state laws which impose treatment, monitoring and reporting obligations.

The federal Clean Water Act and corresponding state laws affect coal mining operations by imposing restrictions on discharges into regulated waters.  Permits requiring regular monitoring and compliance with effluent limitations and reporting requirements govern the discharge of pollutants into regulated waters.  New requirements under the Clean Water Act (such as the proposal discussed below in the risk factor “We must obtain governmental permits and approvals for mining operations, which can be a costly and time consuming process and result in restrictions on our operations”) and corresponding state laws could cause us to incur significant additional costs that adversely affect our operating results.

Regulations have expanded the definition of black lung disease and generally made it easier for claimants to assert and prosecute claims, which could increase our exposure to black lung benefit liabilities.

In January 2001, the United States Department of Labor amended the regulations implementing the federal black lung laws to give greater weight to the opinion of a claimant’s treating physician, expand the definition of black lung disease and limit the amount of medical evidence that can be submitted by claimants and respondents.  The amendments also alter administrative procedures for the adjudication of claims, which, according to the Department of Labor, results in streamlined procedures that are less formal, less adversarial and easier for participants to understand.  These and other changes to the federal black lung regulations could significantly increase our exposure to black lung benefits liabilities.

The Patient Protection and Affordable Care Act of 2010 (Act) was enacted into law on March 23, 2010 and included a black-lung provision that creates a rebuttable presumption that a miner with at least 15 years of service, with totally disabling pulmonary or respiratory lung impairment and negative radiographic chest x-ray evidence would be disabled due to pneumoconiosis and be eligible for black lung benefits.  The new Act also makes it easier for widows of miners to become eligible for benefits.  The enactment of this new legislation could significantly impact the Company’s future payments for black lung benefits.

In recent years, legislation on black lung reform has been introduced but not enacted in Congress and in the Kentucky legislature.  It is possible that additional legislation will be reintroduced for consideration by Congress.  If any of the proposals included in this or similar legislation is passed, the number of claimants who are awarded benefits could significantly increase.  Any such changes in black lung legislation, if approved, may adversely affect our business, financial condition and results of operations.

Extensive environmental laws and regulations affect the end-users of coal and could reduce the demand for coal as a fuel source and cause the volume of our sales to decline.

The Clean Air Act and similar state and local laws extensively regulate the amount of sulfur dioxide, particulate matter, nitrogen oxides, mercury and other compounds emitted into the air from electric power plants, which are the largest end-users of our coal.  Compliance with such laws and regulations, which can take a variety of forms, may reduce demand for coal as a fuel source because they require significant emissions control expenditures for coal-fired power plants to attain applicable ambient air quality standards, which may lead these generators to switch to other fuels that generate less of these emissions and may also reduce future demand for the construction of coal-fired power plants.

The EPA has adopted more stringent National Ambient Air Quality Standards for nitrogen dioxide and sulfur dioxide, both of which are emitted from coal-fired combustion units.  The EPA is considering whether to adopt a more stringent standard for ground-level ozone, to which emissions from coal combustion units can contribute.   The demand for coal could be affected at electric generating facilities located in geographic areas that exceed the modified standards.

The U.S. Department of Justice, on behalf of the EPA, has filed lawsuits against several investor-owned electric utilities and brought an administrative action against one government-owned utility for alleged violations of the Clean Air Act.  We supply coal to some of the currently-affected utilities, and it is possible that other of our customers will be sued.  These lawsuits could require the utilities to pay penalties, install pollution control equipment or undertake other emission reduction measures, any of which could adversely impact their demand for our coal.

A regional haze program initiated by the EPA to protect and to improve visibility at and around national parks, national wilderness areas and international parks restricts the construction of new coal-fired power plants whose operation may impair visibility at and around federally protected areas and may require some existing coal-fired power plants to install additional control measures designed to limit haze-causing emissions.

The Clean Air Act also imposes standards on sources of hazardous air pollutants.  These standards and future standards could have the effect of decreasing demand for coal.  So-called multi-pollutant bills, which could regulate additional air pollutants, have been proposed by various members of Congress.  If such initiatives are enacted into law, power plant operators could choose other fuel sources to meet their requirements, reducing the demand for coal.

As a result of the U.S. Supreme Court’s decision on April 2, 2007 in Massachusetts, et al.  v. EPA, 549 U.S.  497 (2007), finding that greenhouse gases fall within the Clean Air Act definition of “air pollutant,” the EPA was required to determine whether emissions of greenhouse gases “endanger” public health or welfare.  In December 2009, the EPA published its finding that current and projected concentrations of carbon dioxide and five other greenhouse gases in the atmosphere threaten the public’s health and welfare.  This finding enables the EPA to proceed with a broad regulatory program for the control of greenhouse gas emissions, including carbon dioxide emissions.  The EPA has recently completed several rulemaking actions indicating its intent to do so, including, among others, a final greenhouse gas reporting rule for certain major stationary source permitting programs, final regulations to control greenhouse gas emissions from light duty vehicles, and a final “tailoring” rule explaining how it would implement the Clean Air Act’s Title V and prevention of significant deterioration permitting programs with respect to greenhouse gas emissions from major stationary sources.  In the second quarter of 2009, the U.S House of Representatives passed a bill that would reduce greenhouse gas emissions to 17% below 2005 levels by 2020 and 80% below 2005 levels by the middle of the century, and both houses of Congress are also actively considering new legislation that could establish a national cap on, or other regulation of, carbon emissions and other greenhouse gases.  Current proposals include a cap and trade system that would require the purchase of emission permits, which could be traded on the open market.  These proposals will make it more costly to operate coal-fired plants and could make coal a less attractive fuel for future power plants.  Any new or proposed requirements adversely affecting the use of coal could adversely affect our operations and results.

In December 2009, approximately 190 countries participated in the United Nations Climate Change Conference in Copenhagen.  The participants “took note” of a non-binding accord under which participating nations would report their commitments to reduce greenhouse gas emissions by January 31, 2010.  Under this non-binding framework, the U.S. has committed to cut greenhouse gas emissions by 17% below 2005 levels by 2020, 42% below 2005 levels by 2030, and 83% below 2005 levels by 2050.

The permitting of new coal-fueled power plants has also recently been contested by state regulators and environmental organizations based on concerns relating to greenhouse gas emissions.  In addition, in September 2009, the United States Court of Appeals for the Second Circuit issued its decision in Connecticut v.  AEP allowing plaintiffs’ claims that public utilities’ greenhouse gas emissions created a “public nuisance” to go to trial over defendants’ objections based upon political question, preemption and lack of standing.  The plaintiffs in this case are seeking various remedies, including injunctive relief.  These cases expose other significant contributors to greenhouse gas emissions to similar litigation risk.  The effect of these recent cases may be mitigated in the event Congress adopts greenhouse gas legislation and because the EPA has finalized the adoption of greenhouse gas emission standards.  Nevertheless, increased efforts to control greenhouse gas emissions by state, federal, judicial or international authorities could result in reduced demand for coal.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards related to coal combustion.  As a result, they may switch to other fuels, which would affect the volume or price of our sales.

Coal contains impurities, including sulfur, nitrogen oxide, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned.  Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal thereby reducing demand for coal as a fuel source, and the volume and price of our coal sales.  Stricter regulations could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

For example, in order to meet the federal Clean Air Act limits for sulfur dioxide emissions from electric power plants, coal users may need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), blend high sulfur coal with low sulfur coal or switch to other fuels.  Each option has limitations.  Lower sulfur coal may be more costly to purchase on an energy basis than higher sulfur coal depending on mining and transportation costs.  The cost of installing scrubbers is significant and emission allowances may become more expensive as their availability declines.  Switching to other fuels may require expensive modification of existing plants.

In 2005, the EPA adopted federal rules intended to reduce the interstate transport of fine particulate matter and ozone through reductions in sulfur dioxides and nitrogen oxides through the eastern United States.  The reductions were to be implemented in stages, some through a market-based cap-and-trade program.  Such new regulations would likely require some power plants to install new equipment, at substantial cost, or discourage the use of certain coals containing higher levels of mercury.  The particular rules introduced by the EPA in March 2005 were subsequently struck down by the U.S. Court of Appeals for the D.C. Circuit on July 11, 2008.  On December 23, 2008, the U.S. Court of Appeals for the D.C. Circuit remanded consolidated cases to the EPA without vacatur of the Clean Air Interstate Rule in order that the EPA could remedy flaws in the Rule.  The EPA has issued a proposed Clean Air Transport Rule in response to the Court’s opinions issued on July 11, 2008 and December 23, 2008.  In 2010, the EPA issued a proposed rule to replace the 2005 rule.  The proposed rule calls for reductions of sulfur dioxides and nitrogen oxides that drift across state lines beginning in 2012.  New and proposed reductions in emissions of sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases may require the installation of additional costly control technology or the implementation of other measures, including trading of emission allowances and switching to other fuels.

We must obtain governmental permits and approvals for mining operations, which can be a costly and time consuming process and result in restrictions on our operations.

Numerous governmental permits and approvals are required for mining operations.  Our operations are principally regulated under permits issued by state regulatory and enforcement agencies pursuant to the federal Surface Mining Control and Reclamation Act (SMCRA).  Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance.  Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of exploration or production operations.  In addition, we often are required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration for or production of coal might have on the environment.  Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts.  Accordingly, the permits we need may not be issued, or, if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our mining operations or to do so profitably.

Prior to placing excess fill material in valleys in connection with surface mining operations, coal mining companies are required to obtain a permit from the U.S. Army Corps of Engineers (Corps) under Section 404 of the Clean Water Act (404 Permit).  Previously, this permit could be either a simplified Nationwide Permit #21 (NWP 21) or a more complicated individual permit.  Litigation respecting the validity of the NWP 21 permit program has been ongoing for several years.  Recently, the Corps announced its decision to suspend the use of NWP 21 in the Appalachian region comprised of six states including Kentucky where we operate.  Litigation respecting the issuance of certain Section 404 permits has also been ongoing for several years, focusing primarily on whether the Corps’ decision to issue such permits conformed to the requirements of the Clean Water Act and/or the National Environmental Policy Act The matters at issue in such litigation are such that a ruling for the plaintiffs could have an adverse impact on our planned surface mining operations.

In 2009, the EPA announced publicly that it will exercise its statutory right to more actively review Section 404 permitting actions by the Corps.  In the third quarter of 2009, the EPA announced that it would further review 79 surface mining permit applications, including four of our permits.  These 79 permits were identified as likely to impact water quality and therefore requiring additional review under the Clean Water Act.  EPA oversight could further delay and/or restrict the issuance of such permits, either of which events could have an adverse impact on our planned surface mining operations.  More recently, the EPA announced acceptable levels for the conductivity of water in streams receiving discharge from permitted coal mining sites in a six-state area of Central Appalachia including Kentucky where we operate.  If such levels of conductivity are permanently imposed, they could have a significant impact on our ability to secure Section 404 permits and have a material impact on our operations.  The National Mining Association, on behalf of its member companies including coal producers such as ourselves, recently filed suit against the EPA and the Corps contesting the legality of the foregoing enhanced review process and the imposition of such conductivity standard.

We have significant reclamation and mine closure obligations.  If the assumptions underlying our accruals are materially inaccurate, we could be required to expend greater amounts than anticipated.

The SMCRA establishes operational, reclamation and closure standards for all aspects of surface mining as well as many aspects of underground mining.  We accrue for the costs of current mine disturbance and of final mine closure, including the cost of treating mine water discharge where necessary.  Under U.S. generally accepted accounting principles we are required to account for the costs related to the closure of mines and the reclamation of the land upon exhaustion of coal reserves.  The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset.  At June 30, 2010, we had accrued $46.7 million related to estimated mine reclamation costs.  The amounts recorded are dependent upon a number of variables, including the estimated future retirement costs, estimated proven reserves, assumptions involving profit margins, inflation rates, and the assumed credit-adjusted interest rates.  Furthermore, these obligations are unfunded.  If these accruals are insufficient or our liability in a particular year is greater than currently anticipated, our future operating results could be adversely affected.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.  Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war.  Future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions affecting our customers could cause delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers.  Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States.  In addition, disruption or significant increases in energy prices could result in government-imposed price controls.  It is possible that any, or a combination, of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Operations

We have experienced operating losses and net losses in recent years and may experience losses in the future.

We experienced operating losses and net losses in the each of the years ended December 31, 2008 and 2007.  While we were profitable in the year ended December 31, 2009, we must continue to carefully manage our business, including the balance of our long-term and short-term sales contracts and our production costs.  Although we seek to balance our contract mix to achieve optimal revenues over the long term, the market price of coal is affected by many factors that are outside of our control.  Our production costs have increased in recent years, and we expect higher costs to continue for the next several years.  Additionally, certain of our long term contracts for sales of coal are priced substantially above current spot prices for coal.  Our profitability in the future will be impacted by the price levels that we achieve on future long term contracts.  Accordingly, we cannot assure you that we will be able to achieve profitability in the future.

The loss of, or significant reduction in, purchases by our largest customers could adversely affect our revenues.

For the six months ended June 30, 2010, we generated approximately 89% of our total revenues from several long-term contracts and spot sales with electrical utilities, including 41% from South Carolina Public Service Authority, 31% from Georgia Power Company and 11% from Indianapolis Power and Light.  At December 31, 2009, we had coal supply agreements with these customers that expire in 2010 to 2012.  The execution of a substantial coal supply agreement is frequently the basis on which we undertake the development of coal reserves required to be supplied under the contract.

Many of our coal supply agreements contain provisions that permit adjustment of the contract price upward or downward at specified times.  Failure of the parties to agree on a price under those provisions may allow either party to either terminate the contract or reduce the coal to be delivered under the contract.  Coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by the customer or us for the duration of specified events beyond the control of the affected party.  Most coal supply agreements contain provisions requiring us to deliver coal meeting quality thresholds for certain characteristics such as:

●	British thermal units (Btu’s);

●	sulfur content;

●	ash content;

●	grindability; and

●	ash fusion temperature.

In some cases, failure to meet these specifications could result in economic penalties, including price adjustments, the rejection of deliveries or termination of the contracts.  In addition, all of our contracts allow our customers to renegotiate or terminate their contracts in the event of changes in regulations or other governmental impositions affecting our industry that increase the cost of coal beyond specified limits.  Further, we have been required in the past to purchase sulfur credits or make other pricing adjustments to comply with contractual requirements relating to the sulfur content of coal sold to our customers, and may be required to do so in the future.

The operating profits we realize from coal sold under supply agreements depend on a variety of factors.  In addition, price adjustment and other provisions may increase our exposure to short-term coal price volatility provided by those contracts.  If a substantial portion of our coal supply agreements are modified or terminated, we could be materially adversely affected to the extent that we are unable to find alternate buyers for our coal at the same level of profitability.  As a result, we might not be able to replace existing long-term coal supply agreements at the same prices or with similar profit margins when they expire.

Our operating results will be negatively impacted if we are unable to balance our mix of contract and spot sales.

We have implemented a sales plan that includes long-term contracts (one year or greater) and spot sales/ short-term contracts (less than one year).  We have structured our sales plan based on the assumptions that demand will remain adequate to maintain current shipping levels and that any disruptions in the market will be relatively short-lived.  If we are unable to maintain our planned balance of contract sales with spot sales, or our markets become depressed for an extended period of time, our volumes and margins could decrease, negatively affecting our operating results.

Our ability to operate our company effectively could be impaired if we lose senior executives or fail to employ needed additional personnel.

The loss of senior executives could have a material adverse effect on our business.  There may be a limited number of persons with the requisite experience and skills to serve in our senior management positions.  We may not be able to locate or employ qualified executives on acceptable terms.  In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel.  We might not continue to be able to employ key personnel, or to attract and retain qualified personnel in the future.  Failure to retain senior executives or attract key personnel could have a material adverse effect on our operations and financial results.

Underground mining is subject to increased regulation, and may require us to incur additional cost.

Underground coal mining is subject to federal and state laws and regulations relating to safety in underground coal mines and enforcement activities by federal and state regulators.  These laws and regulations, the most significant recently enacted of which is the federal MINER Act, which includes requirements for constructing and maintaining caches for the storage of additional self-contained self rescuers throughout underground mines; installing rescue chambers in underground mines; constant tracking of and communication with personnel in the mines; utilizing carbon dioxide monitors, installing cable lifelines from the mine portal to all sections of the mine to assist in emergency escape; submission and approval of emergency response plans; new and additional safety training; providing refuge alternatives; and improving flame-resistant conveyor belts and other fire protection measures.  In 2007, implementation of the MINER Act continued with new penalty regulations that significantly increased regular penalty amounts and special assessments.  In addition, a new emergency temporary standard was issued relating to mine seal requirements.  Various states also have enacted their own new laws and regulations addressing many of these same subjects.  These new laws and regulations will cause us to incur substantial additional costs, which will adversely impact our operating performance.

The U.S. Department of Labor, Mine Safety and Health Administration (MSHA) periodically notifies certain coal mines that a potential pattern of violations may exist based upon an initial statistical screening of violation history and pattern criteria review by MSHA.  Certain of our mines have received such notices in the past.  Upon receipt of such a notification, we conduct a comprehensive review of the operation that received the notification and prepare and submit to MSHA plans designed to enhance employee safety at the mine through better education, training, mining practices, and safety management.  Following implementation of the plans, MSHA conducts a complete inspection of the mine and further evaluates the situation and then advises the operator whether a pattern of violation exists and whether further action will be taken.  No pattern of violations has been found to exist at any of our mines that have received such notification.  The failure to remediate the situation resulting in a finding that a pattern of violation does exists at a mine could have a significant impact on our operations.

In 2010 a U.S House of Representatives committee approved a mine safety bill which would give MSHA additional powers to temporarily close mines, mandate additional safety training and impose larger penalties on companies and their executives.  If enacted this bill could further increase our costs and impact operating performance.

Increases in raw material costs could significantly impair our operating results.

Our coal mining operations use significant amounts of steel, petroleum products and other raw materials in various pieces of mining equipment, supplies and materials, including the roof bolts required by the room and pillar method of mining.  Recently and historically, petroleum prices and other commodity prices have been volatile.  If the price of steel or other of these materials increase, our operational expenses will increase, which could have a significant negative impact on our cash flow and operating results.

Coal mining is subject to conditions or events beyond our control, which could cause our quarterly or annual results to deteriorate.

Our coal mining operations are conducted, in large part, in underground mines and, to a lesser extent, at surface mines.  These mines are subject to conditions or events beyond our control that could disrupt operations, affect production and the cost of mining at particular mines for varying lengths of time and have a significant impact on our operating results.  These conditions or events have included:

●	variations in thickness of the layer, or seam, of coal;

●	variations in geological conditions;

●	amounts of rock and other natural materials intruding into the coal seam;

●	equipment failures and unexpected major repairs;

●	unexpected maintenance problems;

●	unexpected departures of one or more of our contract miners;

●	fires and explosions from methane and other sources;

●	accidental minewater discharges or other environmental accidents;

●	other accidents or natural disasters; and

●	weather conditions.

Mining in Central Appalachia is complex due to geological characteristics of the region and additional regulatory constraints.

The geological characteristics of coal reserves in Central Appalachia, such as depth of overburden and coal seam thickness, make them complex and costly to mine.  As mines become depleted, replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines.  In addition, as compared to mines in other regions permitting, licensing and other environmental and regulatory requirements are more costly and time consuming to satisfy.  These factors could materially adversely affect the mining operations and cost structures of, and customers’ ability to use coal produced by, operators in Central Appalachia, including us.

Our future success depends upon our ability to acquire or develop additional coal reserves that are economically recoverable.

Our recoverable reserves decline as we produce coal.  Since we attempt, where practical, to mine our lowest-cost reserves first, we may not be able to mine all of our reserves at a similar cost as we do at our current operations.  Our planned development and exploration projects might not result in significant additional reserves, and we might not have continuing success developing additional mines.  For example, our construction of additional mining facilities necessary to exploit our reserves could be delayed or terminated due to various factors, including unforeseen geological conditions, weather delays or unanticipated development costs.  Our ability to acquire additional coal reserves in the future also could be limited by restrictions under our existing or future debt facilities, competition from other coal companies for attractive properties or the lack of suitable acquisition candidates.

In order to develop our reserves, we must receive various governmental permits.  We have not yet applied for the permits required or developed the mines necessary to mine all of our reserves.  In addition, we might not continue to receive the permits necessary for us to operate profitably in the future. We may not be able to negotiate new leases from the government or from private parties or obtain mining contracts for properties containing additional reserves or maintain our leasehold interests in properties on which mining operations are not commenced during the term of the lease.

Factors beyond our control could impact the amount and pricing of coal supplied by our independent contractors and other third parties.

In addition to coal we produce from our Company-operated mines, we have mines that typically are operated by independent contract mine operators, and we purchase coal from third parties for resale.  For 2010, we anticipate less than 10% of our total production will come from mines operated by independent contract mine operators and from third party purchased coal sources.  Operational difficulties, changes in demand for contract mine operators from our competitors and other factors beyond our control could affect the availability, pricing and quality of coal produced for us by independent contract mine operators.  Disruptions in supply, increases in prices paid for coal produced by independent contract mine operators or purchased from third parties, or the availability of more lucrative direct sales opportunities for our purchased coal sources could increase our costs or lower our volumes, either of which could negatively affect our profitability.

We face significant uncertainty in estimating our recoverable coal reserves, and variations from those estimates could lead to decreased revenues and profitability.

Forecasts of our future performance are based on estimates of our recoverable coal reserves.  Estimates of those reserves were initially based on studies conducted by Marshall Miller & Associates, Inc. in 2004 for our CAPP reserves and 2005 and 2006 for our Midwest reserves in accordance with industry-accepted standards which we have updated for current activity using similar methodologies.  A number of sources of information were used to determine recoverable reserves estimates, including:

●	currently available geological, mining and property control data and maps;

●	our own operational experience and that of our consultants;

●	historical production from similar areas with similar conditions;

●	previously completed geological and reserve studies;

●	the assumed effects of regulations and taxes by governmental agencies; and

●	assumptions governing future prices and future operating costs.

Reserve estimates will change from time to time to reflect, among other factors:

●	mining activities;

●	new engineering and geological data;

●	acquisition or divestiture of reserve holdings; and

●	modification of mining plans or mining methods.

Therefore, actual coal tonnage recovered from identified reserve areas or properties, and costs associated with our mining operations, may vary from estimates. These variations could be material, and therefore could result in decreased profitability.

Our operations could be adversely affected if we are unable to obtain required surety bonds.

Federal and state laws require bonds to secure our obligations to reclaim lands used for mining, to pay federal and state workers’ compensation and to satisfy other miscellaneous obligations.  As of June 30, 2010, we had outstanding surety bonds with third parties for post-mining reclamation totaling $59.3 million.  Furthermore, we have surety bonds for an additional $43.9 million in place for our federal and state workers’ compensation obligations and other miscellaneous obligations.  Insurance companies have informed us, along with other participants in the coal industry, that they no longer will provide surety bonds for workers’ compensation and other post-employment benefits without collateral.  We have satisfied our obligations under these statutes and regulations by providing letters of credit or other assurances of payment.  However, letters of credit can be significantly more costly to us than surety bonds.  The issuance of letters of credit under our Revolver also reduces amounts that we can borrow under our Revolver.  If we are unable to secure surety bonds for these obligations in the future, and are forced to secure letters of credit indefinitely, our profitability may he negatively affected.

Our work force could become unionized in the future, which could adversely affect the stability of our production and reduce our profitability.

Our company owned mines are currently operated by union-free employees.  However, our subsidiaries’ employees have the right at any time under the National Labor Relations Act to form or affiliate with a union.  Any unionization of our subsidiaries’ employees, or the employees of third-party contractors who mine coal for us, could adversely affect the stability of our production and reduce our profitability.

The current administration has indicated that it will support legislation that may make it easier for employees to unionize.  Legislation has been proposed to the United States Congress to enact a law allowing our workers to choose union representation solely by signing election cards (“Card Check”), which would eliminate the use of secret ballots to elect union representation.  While the impact is uncertain, if Card Check legislation is enacted into law, it will be administratively easier to unionize coal mines and may lead to more coal mines becoming unionized.

We have significant unfunded obligations for long-term employee benefits for which we accrue based upon assumptions, which, if incorrect, could result in us being required to expend greater amounts than anticipated.

We are required by law to provide various long-term employee benefits.  We accrue amounts for these obligations based on the present value of expected future costs.  We employed an independent actuary to complete estimates for our workers’ compensation and black lung (both state and federal) obligations.  At June 30, 2010, the current and non-current portions of these obligations included $43.9 million for coal workers’ black lung benefits and $60.8 million for workers’ compensation benefits.

We use a valuation method under which the total present and future liabilities are booked based on actuarial studies.  Our independent actuary updates these liability estimates annually.  However, if our assumptions are incorrect, we could be required to expend greater amounts than anticipated.  All of these obligations are unfunded.  In addition, the federal government and the governments of the states in which we operate consider changes in workers’ compensation laws from time to time.  Such changes, if enacted, could increase our benefit expenses and payments.

We may be unable to adequately provide funding for our pension plan obligations based on our current estimates of those obligations.

We provide benefits under a defined benefit pension plan that was frozen in 2007.  As of June 30, 2010, we estimated that our obligation under the pension plan was underfunded by approximately $12.5 million.  If future payments are insufficient to fund the pension plan adequately to cover our future pension obligations, we could incur cash expenditures and costs materially higher than anticipated.  The pension obligation is calculated annually and is based on several assumptions, including then prevailing conditions, which may change from year to year.  In any year, if our assumptions are inaccurate, we could be required to expend greater amounts than anticipated.

Substantially all of our assets are subject to security interests.

Substantially all of our cash, receivables, inventory and other assets are subject to various liens and security interests under our debt instruments.  If one of these security interest holders becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to its security interest, and the collateral accordingly would be unavailable to us and our other creditors, except to the extent, if any, that other creditors have a superior or equal security interest in the affected collateral or the value of the affected collateral exceeds the amount of indebtedness in respect of which these foreclosure rights are exercised.

Our current leverage amount may harm our financial condition and results of operations.

Our total consolidated long-term debt as of June 30, 2010 was $281.1 million (net of a discount on our convertible notes of $41.4 million).  Our level of indebtedness could result in the following:

●	it could effect our ability to satisfy our outstanding obligations;

●
a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional financing in the future;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt.  If we fail to make a payment on our debt, this could cause us to be in default on our outstanding indebtedness

We may be unable to comply with restrictions imposed by the terms of our indebtedness, which could result in a default under these instruments.

Our debt instruments impose a number of restrictions on us.  A failure to comply with these restrictions could adversely affect our ability to borrow under our revolving credit facility or result in an event of default under our debt instruments.  Our debt instruments contain financial and other covenants that create limitations on our ability to, among other things, utilize the full amount on our revolver for borrowings or to issue letters of credit or incur additional debt, and require us to maintain various financial ratios and comply with various other financial covenants.  The minimum Adjusted EBITDA and Leverage Ratio covenants are only applicable if our unrestricted cash falls below $75 million and remain in effect until our unrestricted cash exceeds $75 million for 90 consecutive days (the Trigger Event).  These most restrictive covenants include the following:

●
If we have a Trigger Event, our revolving credit facility requires that we achieve a minimum Adjusted EBITDA, which is defined in that agreement as “Consolidated EBITDA”.  Adjusted EBITDA is measured at the end of each quarter for the preceding 12 months.  If measured, the required minimum Adjusted EBITDA would range from $94.0 million to $105.0 million during 2010.  In order to meet the twelve month Adjusted EBITDA target at June 30, 2010, we needed Adjusted EBITDA of $38.1 million in the six months ended June 30, 2010.   Our Adjusted EBITDA in the six months ended June 30, 2010 was $94.6 million.  The most directly comparable US GAAP financial measure is net income.  For the six months ended June 30, 2010, we had net income of $43.1 million.  Adjusted EBITDA is defined and reconciled to EBITDA and Net Loss under “Reconciliation of Non-GAAP Measures” in Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which discussion is incorporated herein by reference.

●
If we have a Trigger Event, our revolving credit facility requires that our Leverage Ratio (as defined in the revolving credit facility) not exceed a specified multiple at the end of each quarter.  If measured, the Leverage Ratio would be permitted to be 0.68X to 0.62X during 2010.  Our Leverage Ratio was 0.38X as of June 30, 2010.

●
Our revolving credit facility limits the Capital Expenditures (other than Mandated Capital Expenditures) (as both are defined in the revolving credit facility) that we may make or agree to make in any fiscal year.  For the fiscal year ended December 31, 2010, we cannot make Capital Expenditures in excess of $75.0 million (excluding Mandatory Capital Expenditures).  For the six months ended June 30, 2010, we made Capital Expenditures of $34.0 million (excluding Mandatory Capital Expenditures).

Additional detail regarding the terms of our Revolving Credit Facility, including these covenants and the related definitions, can be found in our debt agreements, as amended, that have been filed as exhibits to our SEC filings.

In the event of a default, our lenders could terminate their commitments to us and declare all amounts borrowed, together with accrued interest and fees, immediately due and payable.  If this were to occur, we might not be able to pay these amounts or we might be forced to seek amendments to our debt agreements which could make the terms of these agreements more onerous for us and require the payment of amendment or waiver fees.  Failure to comply with these restrictions, even if waived by our lenders, also could adversely affect our credit ratings, which could increase our costs of debt financings and impair our ability to obtain additional debt financing.  While the lenders have, to date, waived any covenant violations and amended the covenants, there is no guarantee they will continue to do so if future violations occur.

Changes in our credit ratings could adversely affect our costs and expenses.

Any downgrade in our credit ratings could adversely affect our ability to borrow and result in more restrictive borrowing terms, including increased borrowing costs, more restrictive covenants and the extension of less open credit.  This, in turn, could affect our internal cost of capital estimates and therefore impact operational decisions.

Defects in title or loss of any leasehold interests in our properties could limit our ability to mine these properties or result in significant unanticipated costs.

We conduct substantially all of our mining operations on properties that we lease.  The loss of any lease could adversely affect our ability to mine the associated reserves.  Because we generally do not obtain title insurance or otherwise verify title to our leased properties, our right to mine some of our reserves has been in the past, and may again in the future be, adversely affected if defects in title or boundaries exist.  In order to obtain leases or rights to conduct our mining operations on property where these defects exist, we have had to, and may in the future have to, incur unanticipated costs.  In addition, we may not be able to successfully negotiate new leases for properties containing additional reserves.  Some leases have minimum production requirements.  Failure to meet those requirements could result in losses of prepaid royalties and, in some rare cases, could result in a loss of the lease itself.

Inability to satisfy contractual obligations may adversely affect our profitability.

From time to time, we have disputes with our customers over the provisions of long-term contracts relating to, among other things, coal quality, pricing, quantity and delays in delivery.  In addition, we may not be able to produce sufficient amounts of coal to meet our commitments to our customers.  Our inability to satisfy our contractual obligations could result in our need to purchase coal from third party sources to satisfy those obligations or may result in customers initiating claims against us.  We may not be able to resolve all of these disputes in a satisfactory manner, which could result in substantial damages or otherwise harm our relationships with customers.

We may be unable to exploit opportunities to diversify our operations.

Our future business plan may consider opportunities other than underground and surface mining in eastern Kentucky and southern Indiana.  We will consider opportunities to further increase the percentage of coal that comes from surface mines.  We may also consider opportunities to expand both surface and underground mining activities in areas that are outside of eastern Kentucky and southern Indiana.  We may also consider opportunities in other energy-related areas that are not prohibited by the Indenture governing our senior notes due 2012 or other financing agreements.  If we undertake these diversification strategies and fail to execute them successfully, our financial condition and results of operations may be adversely affected.

There are risks associated with our acquisition strategy, including our inability to successfully complete acquisitions, our assumption of liabilities, dilution of your investment, significant costs and additional financing required.

We may explore opportunities to expand our operations through strategic acquisitions of other coal mining companies.  We currently have no agreement or understanding for any specific acquisition.  Risks associated with our current and potential acquisitions include the disruption of our ongoing business, problems retaining the employees of the acquired business, assets acquired proving to be less valuable than expected, the potential assumption of unknown or unexpected liabilities, costs and problems, the inability of management to maintain uniform standards, controls, procedures and policies, the difficulty of managing a larger company, the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprises and the difficulty of integrating the acquired operations and personnel into our existing business.

We may choose to use shares of our common stock or other securities to finance a portion of the consideration for future acquisitions, either by issuing them to pay a portion of the purchase price or selling additional shares to investors to raise cash to pay a portion of the purchase price.  If shares of our common stock do not maintain sufficient market value or potential acquisition candidates are unwilling to accept shares of our common stock as part of the consideration for the sale of their businesses, we will be required to raise capital through additional sales of debt or equity securities, which might not be possible, or forego the acquisition opportunity, and our growth could be limited.  In addition, securities issued in such acquisitions may dilute the holdings of our current or future shareholders.

Our currently available cash may not be sufficient to finance any additional acquisitions.

We believe that our cash on hand, the availability under our revolving credit facility and cash generated from our operations will provide us with adequate liquidity through 2010.  However, such funds may not provide sufficient cash to fund any future acquisitions.  Accordingly, we may need to conduct additional debt or equity financings in order to fund any such additional acquisitions, unless we issue shares of our common stock as consideration for those acquisitions.  If we are unable to obtain any such financings, we may be required to forego future acquisition opportunities.

Our current reserve base in southern Indiana is limited.

Our southern Indiana mining complex currently has rights to proven and probable reserves that we believe will be exhausted in approximately 13 years at 2009 levels of production, compared to our current Central Appalachia mining complexes, which have reserves that we believe will last an average of approximately 34 years at 2009 levels of production.  We intend to increase our reserves in southern Indiana by acquiring rights to additional exploitable reserves that are either adjacent to or nearby our current reserves.  If we are unable to successfully acquire such rights on acceptable terms, or if our exploration or acquisition activities indicate that such coal reserves or rights do not exist or are not available on acceptable terms, our production and revenues will decline as our reserves in that region are depleted.  Exhaustion of reserves at particular mines also may have an adverse effect on our operating results that is disproportionate to the percentage of overall production represented by such mines.

Surface mining is subject to increased regulation, and may require us to incur additional costs.

Surface mining is subject to numerous regulations related, among others, to blasting activities that can result in additional costs.  For example, when blasting in close proximity to structures, additional costs are incurred in designing and implementing more complex blast delay regimens, conducting pre-blast surveys and blast monitoring, and the risk of potential blast-related damages increases.  Since the nature of surface mining requires ongoing disturbance to the surface, environmental compliance costs can be significantly greater than with underground operations.  In addition, the U.S. Army Corps of Engineers imposes stream mitigation requirements on surface mining operations.  These regulations require that footage of stream loss be replaced through various mitigation processes, if any ephemeral, intermittent, or perennial streams are filled due to mining operations.  In 2008, the U.S. Department of Interior’s Office of Surface Mining imposed regulatory requirements applicable to excess spoil placement, including the requirement that operators return as much spoil as possible to the excavation created by the mine.  These regulations may cause us to incur significant additional costs, which could adversely impact our operating performance.

Our ability to use net operating loss carryforwards may be subject to limitation.

Section 382 of the U.S. Internal Revenue Code of 1986, as amended, imposes an annual limit on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership or equity structure.  Our ability to use net operating losses is limited by prior changes in our ownership, and may be further limited by the issuance of common stock in connection with the convertible notes issued in 2009, or by the consummation of other transactions.  As a result, if we earn net taxable income, our ability to use net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liabilities for us.

Risks Relating to our Common Stock

The market price of our common stock has been volatile and difficult to predict, and may continue to be volatile and difficult to predict in the future, and the value of your investment may decline.

The market price of our common stock has been volatile in the past and may continue to be volatile in the future. The market price of our common stock will be affected by, among other things:

●	variations in our quarterly operating results;

●	changes in financial estimates by securities analysts;

●	sales of shares of our common stock by our officers and directors or by our shareholders;

●	changes in general conditions in the economy or the financial markets;

●	changes in accounting standards, policies or interpretations;

●	other developments affecting us, our industry, clients or competitors; and

●	the operating and stock price performance of companies that investors deem comparable to us.

Any of these factors could have a negative effect on the price of our common stock on the Nasdaq Global Select Market, make it difficult to predict the market price for our common stock in the future and cause the value of your investment to decline.

Dividends are limited by  our revolving credit facility, senior notes and convertible senior notes.

We do not anticipate paying any cash dividends on our common stock in the near future. In addition, covenants in our revolving credit facility, senior notes and convertible senior notes restrict our ability to pay cash dividends and may prohibit the payment of dividends and certain other payments.

Provisions of our articles of incorporation, bylaws and shareholder rights agreement could discourage potential acquisition proposals and could deter or prevent a change in control.

Some provisions of our articles of incorporation and bylaws, as well as Virginia statutes, may have the effect of delaying, deferring or preventing a change in control. These provisions may make it more difficult for other persons, without the approval of our Board of Directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a shareholder might consider to be in such shareholder’s best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

We have a shareholder rights agreement which, in certain circumstances, including a person or group acquiring, or the commencement of a tender or exchange offer that would result in a person or group acquiring, beneficial ownership of more than 20% of the outstanding shares of our common stock, would entitle each right holder, other than the person or group triggering the plan, to receive, upon exercise of the right, shares of our common stock having a then-current fair value equal to twice the exercise price of a right.  In 2009, an amendment to the shareholder rights agreement reduced, until December 5, 2010, the threshold at which a person or group becomes an “Acquiring Person” under the shareholder rights agreement from 20% to 4.9% of the Company’s then-outstanding shares of common stock.

This shareholder rights agreement provides us with a defensive mechanism that decreases the risk that a hostile acquirer will attempt to take control of us without negotiating directly with our Board of Directors. The shareholder rights agreement may discourage acquirers from attempting to purchase us, which may adversely affect the price of our common stock.

A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, and from time to time in reports and statements, we make certain comments or disclosures which may be forward-looking in nature.  These statements are known as “forward-looking statements,” as that term is used in Section 27A of the Securities Act of 1933, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to as the Exchange Act.  Examples include statements related to our future outlook, anticipated capital expenditures, future cash flows and borrowings, and sources of funding.  These forward-looking statements could also involve, among other things, statements regarding our intent, belief, or expectation with respect to:

●	our cash flows, results of operation, or financial condition;

●	the consummation of acquisition, disposition, or financing transactions and the effect thereof on our business;

●	governmental policies and regulatory actions;

●	legal and administrative proceedings, settlements, investigations, and claims;

●	weather conditions or catastrophic weather-related damage;

●	our production capabilities;

●	availability of transportation;

●	market demand for coal, electricity, and steel;

●	competition;

●	our relationships with, and other conditions affecting, our customers;

●	employee workforce factors;

●	our assumptions concerning economically recoverable coal reserve estimates;

●	future economic or capital market conditions; and

●	our plans and objectives for future operations and expansion or consolidation.

Any forward-looking statements are subject to the risks and uncertainties that could cause actual cash flows, results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation, and other events to differ materially from those expressed or implied in such forward-looking statements.  Any forward-looking statements are also subject to a number of assumptions regarding, among other things, future economic, competitive, and market conditions generally.  These assumptions would be based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond our control.

We wish to caution readers that forward-looking statements, including disclosures which use words such as “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, and similar statements, are subject to certain risks and uncertainties which could cause actual results to differ materially from expectations.  These risks and uncertainties include, but are not limited to, the following:  a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inadequate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased cost of raw materials; the effects of litigation, regulation, premits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into the business; the risk factors set forth above under the heading “Risk Factors;” and the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in any subsequent filings with the SEC.  Those are representative of factors that could affect the outcome of the forward-looking statements.  These and the other factors discussed elsewhere in this document are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements.  Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer, either individually or in combination:

●	shares of our common stock, par value $.01 per share;

●	shares of our preferred stock, par value $1.00 per share, in one or more series, which may be convertible into or exchangeable for common stock;

●	debt securities, which may be senior or subordinated, may be guaranteed by certain of our subsidiaries, and may be convertible into or exchangeable for common stock or preferred stock;

●	warrants to purchase our common stock, preferred stock, or debt securities; and

●	units made up of any combination of any of the foregoing securities.

These securities may be offered from time to time at prices and on terms to be determined by market conditions at the time of offering, up to an aggregate amount $150,000,000.  In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, and units collectively as “securities.”

This prospectus provides you with a general description of the securities that we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if applicable;

●	redemption, conversion, or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices or terms, if any; and

●	important federal income tax considerations.

The prospectus supplement also may add, update, or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to fixed charges and of our earnings to combined fixed charges and preferred stock dividend requirements are presented in the following table for the periods indicated.  Our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividend requirements during certain of these periods.

	Six Months Ended June 30, 2010	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005
	($ in millions)
Ratio of earnings to fixed charges (1)(2)	3.5	3.5	—	—	—	—
Deficiency of earnings available to cover fixed charges (2)	—	—	$(96.2)	$(71.9)	$(53.3)	$(26.6)

(1)	Earnings were insufficient to cover fixed charges and combined fixed charges for the twelve month periods ended December 31, 2008, 2007, 2006 and 2005.

(2)
For purposes of this computation, “earnings” consist of pre-tax income from continuing operations plus fixed charges.  “Fixed charges” consist of interest expense on all indebtedness plus amortization of deferred costs of financing and the interest component of lease rental expense.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for working capital and general corporate purposes, which may include acquiring or investing in businesses or other assets or repayment of outstanding debt.  The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.  Pending the application of the net proceeds we receive from any offering, we intend to invest such proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

Following is a description of our capital stock, including our common stock and our preferred stock, as well as certain provisions of our articles of incorporation and our bylaws.  This summary is not complete and is subject to, and qualified in its entirety by reference to, our articles of incorporation and bylaws, by any applicable certificate of designations for a series of preferred stock, and by the provisions of applicable law.

General

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share, the rights and preferences of which may be established from time to time by our Board of Directors.  As of July 23, 2010, there were 27,782,251 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock (a “preferred stock designation”), the holders of our common stock possess all of the voting power.  Our articles of incorporation do not provide for cumulative voting in the election of directors.

Our bylaws provide that a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter.  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Our articles of incorporation require a supermajority stockholder vote to take action on some matters, as described below under “Certain Anti-Takeover Provisions of Virginia Law and our Articles and Bylaws.”

Dividends

Subject to any preferential rights of any outstanding series of our preferred stock created by our Board of Directors from time to time, the holders of our common stock are entitled to such dividends as may be declared from time to time by our Board of Directors from funds legally available for the payment of dividends.

Liquidation, Dissolution, or Winding Up

Upon the liquidation, dissolution, or winding up of our company, the holders of our common stock are entitled to receive pro rata all assets available for distribution to the holders of our common stock after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Preferred Stock

Our articles of incorporation authorize our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series by the adoption of an amendment to our articles of incorporation, including, but not limited to:

●	the designation of the series;

●
the number of shares of the series, which number our Board of Directors may later, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding;

●
the rate of any dividends, or method of determining the dividends, payable to the holders of the shares of the series, any conditions upon which the dividends will be paid and the date or dates or the method for determining the date or dates upon which the dividends will be payable;

●
whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series having cumulative dividend rights shall be cumulative;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs;

●
whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or the other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which the shares will be convertible or exchangeable, and all other terms and conditions upon which the conversion or exchange may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the shares of the series.

The authorized shares of our preferred stock (as well as shares of our common stock) are available for issuance without further action by our shareholders unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  If the approval of our shareholders is not required for the issuance of shares of our preferred stock or common stock, our Board of Directors may determine not to seek shareholder approval.

As of the date hereof, 500,000 shares of our Series A Participating Cumulative Preferred Stock are reserved for issuance upon exercise of the rights issued under our shareholders rights agreement.  For a more complete discussion of our rights agreement, see “—Shareholders Rights Agreement” below.

Before the issuance of any shares of a series of the preferred stock, articles of amendment establishing the series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

Preemptive Rights

Neither the holders of our common stock nor of any series of our preferred stock will be entitled to any preemptive or other subscription rights.

Shareholder Rights Agreement

On May 7, 2004, our Board of Directors adopted a Rights Agreement with Computershare Trust Company N.A., as successor to SunTrust Bank, as our rights agent.  The rights agreement was approved by our shareholders on May 25, 2004, and was amended on November 3, 2006, August 2, 2007 and November 3, 2009.  On the effective date of the rights agreement, May 25, 2004, our Board of Directors declared a dividend of one preferred share purchase right for each two shares of common stock outstanding.  Each share purchase right entitles the registered holder to purchase from us one one-hundredth (1/100) of a share of our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, at a price of $200 per one one-hundredth of a Series A preferred share.  The exercise price and the number of Series A preferred shares issuable upon exercise is subject to adjustment from time to time to prevent dilution.  The share purchase rights are not exercisable until the earlier to occur of:

●
ten days following a public announcement that a person or group of affiliated or associated persons, referred to as an acquiring person, have acquired beneficial ownership (as defined below) of (i) until December 5, 2010, 4.9% or more of our outstanding common stock and (ii) after December 5, 2010, 20% or more of our outstanding common stock; or

●
ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock.

If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a share purchase right, other than share purchase rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the share purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the share purchase right.  In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a share purchase right, other than share purchase rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise, without payment of the exercise price, that number of shares of common stock having a market value of two times the exercise price of the share purchase right.

Series A preferred shares purchasable upon exercise of the share purchase rights will not be redeemable.  Each Series A preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock.  In the event we liquidate, the holders of the Series A preferred shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock.  Each Series A preferred share will have 100 votes, voting together with the shares of common stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series A preferred share will be entitled to receive 100 times the amount received per share of common stock.  These rights are protected by customary antidilution provisions.

Before the share purchase rights are exercisable, the share purchase rights may not be detached or transferred separately from the common stock.  The share purchase rights expire ten years after the date of effectiveness, unless that expiration date is extended or unless the share purchase rights are earlier redeemed or exchanged by us, in each case, as described below.  At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of (i) until December 5, 2010, 4.9% or more of our outstanding common stock and (ii) after December 5, 2010, 20% or more of the outstanding common stock, our Board of Directors may redeem the share purchase rights in whole, but not in part, at a price of $0.001 per share purchase right.  Immediately upon any redemption of the share purchase rights, the right to exercise the share purchase rights will terminate and the only right of the holders of share purchase rights will be to receive the redemption price.

The rights agreement could have the effect of discouraging tender offers or other transactions that might otherwise result in our shareholders receiving a premium over the market price for their common stock.

For purposes of the rights agreement, a person shall be deemed the “beneficial owner” of, and shall be deemed to “beneficially own,” any securities:

●	which such person or any of its affiliates or associates beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on November 3, 2009), directly or indirectly;

●	which such person or any of its affiliates or associates, directly or indirectly, has

➢
the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than pursuant to the share purchase rights governed by the rights agreement), warrants, options or otherwise; provided, however, that a person shall not be deemed the “beneficial owner” of, or to “beneficially own,” any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of its affiliates or associates until such tendered securities are accepted for purchase or exchange; or

➢
the right to vote or dispose of (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided, however, that a person shall not be deemed the “beneficial owner” of, or to “beneficially own,” any security under this bullet point as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

●
which are beneficially owned, directly or indirectly, by any other person (or any affiliate or associate thereof) with which such person (or any of its affiliates or associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the bullet point above) or disposing of any such securities;

●
of which any other person is the “beneficial owner,” if such person or any of such person’s affiliates or associates has any formal or informal understanding (whether or not in writing) with such other person (or any of such other person’s affiliates or associates) to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or is otherwise treated as included in the same “entity” within the meaning of Treasury Regulation 1.382-3(a)(1) in which such other person is also included; or

●
which are the subject of a derivative action entered into by such person, or derivative security acquired by such person, which gives such person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of securities deemed beneficially owned, the subject person shall be deemed to “beneficially own” (without duplication) the number of securities that are synthetically owned pursuant to such derivative securities;

provided, however, that nothing shall cause any person engaged in business as an underwriter of securities who acquires any securities of the Company through such person’s participation in good faith in a firm commitment underwriting to be deemed the “beneficial owner” of, or to “beneficially own,” such securities until the expiration of 40 days after the date of such acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A.  The transfer agent and registrar for any series or class of our preferred stock will be set forth in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities.  Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  Our obligations under debt securities that we offer from time to time may be guaranteed by certain of our subsidiaries.

The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.  The indentures are substantially identical except for the subordination provisions described below under “—Subordinated Debt Securities.”  This summary refers to both indentures as the “indenture.”

We have summarized the general terms and provisions of the indenture below.  The summary is not complete.  The forms of indenture for senior indebtedness and indenture for subordinated indebtedness have been included as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series, and any related subsidiary guarantees of such series, in a supplement to this prospectus.  We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We can issue an unlimited amount of debt securities under the indenture.  The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

●	the title of the debt securities;

●	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

●	whether the debt securities will be senior or subordinated;

●	any subordination provisions, if different from those described below under “—Subordinated Debt Securities”;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●
the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, premium, and interest on the debt securities will be payable;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities; and

●	the provisions, if any, relating to any security provided for the debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Guarantees

Payment of the principal of, premium, if any, and interest on any debt securities may be guaranteed by certain of our subsidiaries.  Such guarantees will be full, unconditional, and irrevocable, and will be joint and several, unless provided otherwise in the applicable prospectus supplement.  The other terms of any such guarantees, including any limitations thereon and the terms of release and discharge of any guarantor therefrom, will be described in the applicable prospectus supplement.  The obligations under any guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants.  Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants.  The accounts to be credited will be designated by any dealers, underwriters, or agents participating in the distribution of the book-entry debt securities.  Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).  The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to own, transfer, or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture.  Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture.  Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  The Company, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium, or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary.  We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days.  In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing.  Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger, and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●
we are the surviving corporation or the successor person (if other than the company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of or premium on any debt security of that series when due and payable;

●	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency, or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “—Subordinated Debt Securities.”  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  The prospectus supplement relating to any series of debt securities that are discount securities will include any particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium, or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	adversely affect the right to convert any debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger, and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●
depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions.  However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.  The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation, or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness.  In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution.  The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●
a default in the payment of the principal, premium, if any, interest, rent, or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

●	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

●
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium, and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash.  No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property, or securities, including by way of set-off or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution, or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors).  This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture.  We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities, or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities.  The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

●
all indebtedness, obligations, and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes, or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

●	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees, or bankers’ acceptances;

●	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

●
all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

●
all obligations with respect to an interest rate or other swap, cap, or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement, or other similar instrument or agreement;

●
all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in bullet points one through five above;

●
any indebtedness or other obligations described in bullet points one through six above secured by any mortgage, pledge, lien, or other encumbrance existing on property which is owned or held by us; and

●
any and all refinancings, replacements, deferrals, renewals, extensions, and refundings of, or amendments, modifications, or supplements to, any indebtedness, obligation, or liability of the kind described in bullet points one through seven above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed, or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications, or supplements to the above. However, senior indebtedness does not include:

●
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	the subordinated debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a Current Report on Form 8-K.

General

We may issue warrants for the purchase of common stock, preferred stock, or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock, and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We may enter into the warrant agreement with a warrant agent.  We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus or prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution, or winding up or to exercise voting rights, if any.

Additional Information

We will describe in an applicable prospectus or prospectus supplement the terms of the series of warrants, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus or prospectus supplement at the exercise price that we describe in the applicable prospectus or prospectus supplement.  Unless we otherwise specify in the applicable prospectus or prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus or prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the Securities and Exchange Commission, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.  See “Legal Ownership of Securities” below.

CERTAIN ANTI-TAKEOVER PROVISIONS OF VIRGINIA LAW
AND OUR ARTICLES AND BYLAWS

The following discussion concerns material provisions of Virginia law and our articles of incorporation and bylaws that could be viewed as having the effect of discouraging an attempt to obtain control of us.  The anti-takeover aspects of our shareholder rights agreement are described above under the heading “Description of Capital Stock—Shareholder Rights Agreement.”

Anti-Takeover Statutes

We are subject to the Virginia anti-takeover law regulating “control share acquisitions.”  A control share acquisition is an acquisition of voting shares by a person that, when added to all the other voting shares beneficially owned by that person, would cause that person’s voting strength with respect to an election of directors to meet or exceed any of the following thresholds:

●	one-fifth;

●	one-third; or

●	a majority.

Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or bylaws of the corporation provide that this regulation does not apply to acquisitions of its shares.  An acquiring person that owns 5% or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition.  If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares acquired in a control share acquisition may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost.  Virginia law grants dissenters’ rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares.

We are also subject to the Virginia law regulating “affiliated transactions.”  Material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by:

●	the holders of at least two-thirds of the remaining voting shares; and

●	a majority of the disinterested directors if the acquisition transaction occurs within three years after the acquiring person became a 10% holder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than 5%.  There are certain exceptions to these approval requirements, including an exception for acquisition transactions with a 10% holder whose acquisition of its 10% interest was pre-approved by a majority of the disinterested directors.

Board of Directors; Duties; Classification; Removal; Vacancies

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation.  Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants, and Board of Directors committees if they have a good faith belief in their competence.  Directors’ actions are not subject to a reasonableness or prudent person standard.  Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process.  These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations organized under the laws of other states.

Our Board of Directors is divided into three classes of directors serving staggered three-year terms.  Each class consists of, as nearly as possible, one-third of the total number of directors.  The classification of directors makes it more difficult for shareholders to change the composition of our Board of Directors.  At least two annual meetings of shareholders, instead of one, generally will be required to change the majority of our Board of Directors.  The classification provisions of our articles of incorporation could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us.

Our bylaws provide that the number of members of our Board of Directors shall be five.  Under Virginia law, our Board of Directors may amend the bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors in office immediately following the most recent election of directors by its shareholders; provided, that any decrease in the number of directors may not shorten an incumbent director’s term or reduce any quorum or voting requirements until the person ceases to be a director.  However, under our articles of incorporation, our total number of directors may not exceed 15 nor be less than three.

Under Virginia law, a member of our Board of Directors may be removed with or without cause by a majority of the votes entitled to be cast at a meeting of shareholders called expressly for that purpose at which a quorum is present.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

Our bylaws provide that any vacancy occurring on our Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled:

●	by our shareholders;

●	by the remaining directors; or

●	by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called only by the Chairman of our Board of Directors, our President or our Board of Directors.

Shareholder Nominations and Proposals

Our bylaws provide that a shareholder may nominate one or more persons for election as director at a meeting only if advance notice of such nomination has been delivered to our secretary, by personal delivery or United States mail, not later than:

●	with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting; or

●	with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders.

That notice must include:

●	the name and address of the shareholder making the nomination and of the person or persons being nominated;

●	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

●	a description of all the arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination is being made by the shareholder;

●
any other information regarding each nominee that would be required by the Securities and Exchange Commission to be included in a proxy statement had the nominee been nominated or intended to be nominated by the Board of Directors; and

●	the consent of each nominee to serve as a director if so elected.

Our bylaws provide that a shareholder may present business before an annual meeting of shareholders if advance notice of such proposal has been delivered to our secretary, by personal delivery or United States mail, not less than 90 days before the date of the meeting.

That notice must include:

●	the name and address of the shareholder proposing business;

●	the class and number of shares of our stock beneficially owned by such shareholder;

●	a representation that such shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

●	a brief description of the business desired to be brought before the meeting, including the complete text of any resolution and the reasons for conducting such business at the meeting; and

●	any interest that the shareholder may have in such business.

These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any shareholder to a vote of the shareholders.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, or a combination of these methods.  We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  The accompanying prospectus or prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus or prospectus supplement.  We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  We may use underwriters with whom we have a material relationship.  We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We also may sell securities through agents that we designate from time to time.  We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus or prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed.  However, underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions

Underwriters may make bids or purchases for the purpose of pegging, fixing, or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Over-Allotments and Syndicate Covering Transactions

Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering.  This over-allotment creates a short position for the underwriters.  This short position may involve either “covered” short sales or “naked” short sales.  Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering.  The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market.  To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option.  Naked short sales are short sales in excess of the over-allotment option.  The underwriters must close out any naked position by purchasing shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

Penalty bids

If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities.  As a result, the price of the securities may be higher than the price that might otherwise exist in the open market.  The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the securities on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Kilpatrick Stockton LLP, Atlanta, Georgia.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information referred to in documents incorporated by reference into this prospectus concerning estimates of the proven and probable coal reserves for us, as of March 31, 2004, and for Triad Mining, Inc. and subsidiary, as of February 1, 2005 and April 11, 2006, was prepared by Marshall Miller & Associates, Inc. and has been incorporated by reference herein upon the authority of this firm as an expert.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for information on the public reference room.  The SEC maintains a website at http://www.sec.gov where you can access annual, quarterly and current reports, proxy, information and registration statements, and other information that registrants (including the Company) file electronically with the SEC through the IDEA system.

We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus.  As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.  You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information.  The information incorporated by reference is an important part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will update and supersede the information in, or incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any filings we make after the filing of this registration statement but prior to the effectiveness of the registration statement, and any filings we make after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to  Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein))::

●	our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed with the SEC on April 30, 2010 and August 6, 2010, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on February 3, 2010, June 18, 2010 and August 20, 2010 ; and

●
the descriptions of our common stock and Series A Participating Cumulative Preferred Stock Purchase Rights contained in our registration statement on Form 8-A, filed January 24, 2005 (Registration No. 000-51129), as amended on November 3, 2009, and any amendment or report filed for the purpose of updating such description.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to:  James River Coal Company, 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219; Attn: Elizabeth M. Cook, Director of Investor Relations; (804) 780-3000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.               Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.  All of the amounts shown are estimated, except the SEC registration fee.

Securities and Exchange Commission registration fee	$10,695.00

NASDAQ Global Market Listing Fee	100,000.00

Legal fees and expenses	50,000.00

Printing expenses	10,000.00

Accounting fees and expenses	20,000.00

Trustee and transfer agent fees and expenses	25,000.00

Blue sky fees and expenses	10,000.00

Miscellaneous	25,000.00

Total	$250,695.00

Item 15.               Indemnification of Directors and Officers

Virginia Corporation

James River Coal Company, or JRCC, is incorporated under the laws of the Commonwealth of Virginia.  The laws of the Commonwealth of Virginia permit JRCC to indemnify its officers and directors against certain liabilities with the approval of its shareholders.  Unless limited by the articles of incorporation of the corporation, the laws of the Commonwealth of Virginia require indemnification of a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.  JRCC’s Amended and Restated Articles of Incorporation, as amended, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at JRCC’s request as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit, or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of JRCC, except in relation to any action, suit, or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of criminal law.

JRCC has entered into an indemnification agreement with each of its directors and executive officers which requires JRCC, among other things, to indemnify him or her against certain liabilities which may arise by reason of his or her status or service as a director or executive officer (other than liabilities arising from willful misconduct or a knowing violation of criminal law).

Delaware Corporations

The following subsidiary co-registrants are corporations incorporated under the laws of the state of Delaware:  BDCC Holding Company, Inc., Bell County Coal Corporation, Bledsoe Coal Leasing Company, Blue Diamond Coal Company, James River Coal Sales, Inc., Johns Creek Elkhorn Coal Corporation, Johns Creek Processing Company, and Shamrock Coal Company, Incorporated.

The Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who is or was a director or officer of the corporation (including any person who is serving at the request of the corporation as a director or officer of another corporation or enterprise) against all liabilities (including expenses) in connection with any threatened, pending, or completed action, suit, or proceeding to which such person was or is a party, or is threatened to be made a party, by reason of the fact that he or she is or was a director or officer, or is serving at the request of the corporation as a director or officer.  The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or any person who is serving at the request of the corporation as a director or officer of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under the DGCL.  The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions, or for any transaction from which the director derived an improper personal benefit.

BDCC Holding Company’s Amended and Restated Certificate of Incorporation, as amended, provides for indemnification of any and all persons whom it has the power to indemnify under the DGCL from and against any and all of the expenses, liabilities, or other matters referred to in, or covered by, the DGCL to the fullest extent permitted by the DGCL, provided that the corporation is required to indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors.

The bylaws, as amended, of Bell County Corporation provide for the indemnification of each director or officer (including persons serving at the request of the corporation as a director of officer of another corporation or organization) against all liabilities (including expenses) arising out of or resulting from any threatened, pending, or completed claim, action, suit, or proceeding, in which he may be involved, or threatened to be involved, by reason of any action alleged to have been taken or omitted by him in his capacity as such director or officer, provided such person did not act in bad faith or in a manner he believed opposed the best interest of the corporation.

The bylaws of Bledsoe Coal Leasing Company provide for indemnification of any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit, or proceeding by reason of the fact that he, or a person for whom he is a legal representative, is or was a director or officer (including those serving at the request of Bledsoe Coal Leasing Company as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise, or non-profit entity) against all liability and loss suffered (including expenses) reasonably incurred by such person, provided that the company is required to indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

Blue Diamond Coal Company’s Certificate of Incorporation provides for indemnification of any and all persons whom it has the power to indemnify under the DGCL from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the DGCL to the fullest extent permitted by the DGCL, provided that the company shall indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors.  The bylaws of Blue Diamond Coal Company provide for indemnification of any person against all liabilities (including expenses) reasonably incurred and resulting from any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that such person is a director or officer of the corporation (including those serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise), if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Certificate of Incorporation of Johns Creek Processing Company provides for protection of the directors of the corporation from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL.  The bylaws of Johns Creek Processing Company provide for indemnification of any person against all liabilities (including expenses) reasonably incurred and resulting from any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that such person is a director or officer of the corporation (including those serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise), if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of Shamrock Coal Company provide for indemnification of any director or officer (including any person serving at the request of the corporation as a director or officer of any other domestic or foreign corporation or partnership, joint venture, sole proprietorship, trust, or other enterprise) against all reasonable costs, disbursements, and counsel fees incurred in the defense or settlement of any proceeding pending, threatened, or completed against such person by reason of his being or having been such director or officer.  In addition, the bylaws provide for indemnification against amounts paid or incurred by such individual in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding to the maximum extent to which a corporation may indemnify such person under the corporate law of the state of incorporation.

Indiana Corporation

The subsidiary co-registrant, Triad Mining, Inc., is a corporation incorporated under the laws of the state of Indiana.

The Indiana Business Corporation Law, or IBCL, requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, against reasonable expenses incurred in connection with the proceeding.  The IBCL also permits a corporation to indemnify a director or officer who is made a party to a proceeding because the person was a director or officer of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith; (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful.  The IBCL authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation (including a director or officer of the corporation who is or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise) against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the IBCL.

Triad Mining’s Articles of Incorporation provide for indemnification against reasonable expenses of a director or officer who was wholly successful, on the merits or otherwise, incurred in the defense of any proceeding to which the director or officer was a party by reason of his being such (including in his capacity as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, as well as in their official capacity with the corporation).  The corporation may indemnify an individual made a party to a proceeding because the individual is or was a director or officer of the corporation (including a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, as well as in their official capacity with the corporation) against liability if authorized in the specific case after determination, in the manner required by the IBCL, that indemnification of the director or officer is permissible in the circumstances because such person has met the standard of conduct set forth in the IBCL.  The Articles of Incorporation also provide that the corporation may purchase and maintain insurance on behalf of an individual as specified in the IBCL.

The bylaws of Triad Mining provide that directors and officers shall not be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (i) such person acted (A) in good faith, (B) with the care of an ordinarily prudent person in a like position would have exercised under similar circumstances and (C) in a manner such person reasonably believed was in the best interests of the corporation, or (ii) such person’s breach of or failure to act in accordance with the standards set forth in section (i) above did not constitute willful misconduct or recklessness.

Indiana Limited Liability Company

The subsidiary co-registrant, Triad Underground Mining, LLC, is a limited liability company formed under the laws of the state of Indiana.

The Indiana Limited Liability Company Act, or ILLCA, permits a limited liability company, unless its articles of organization provide otherwise, to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, manager, agent, or employee which constitutes willful misconduct or recklessness.  The limited liability company’s written operating agreement may set forth any standards and restrictions on such indemnification.

The operating agreement of Triad Underground Mining provides that its board of managers and officers shall not be liable, responsible, or accountable, in damages or otherwise, to Triad Underground Mining for any act performed by them with respect to company matters, except for fraud, gross negligence, or willful misconduct.  Triad Underground Mining agrees to indemnify the board of managers and officers for any act performed by them with respect to company matters, except for fraud, gross negligence, or willful misconduct.

Kentucky Corporations

The following subsidiary co-registrants are corporations incorporated under the laws of the state of Kentucky:  Bledsoe Coal Corporation, James River Coal Service Company, Leeco, Inc. and McCoy Elkhorn Coal Corporation.

The Kentucky Business Corporation Act, referred to as the KBCA, provides for indemnification against liabilities (including reasonable expenses) of a director or officer who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, because he is or was a director in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving an action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.  Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding.  Unless limited by its articles of incorporation, a corporation may indemnify an officer of the corporation to the same extent that it may indemnify directors.  The KBCA empowers a corporation to purchase and maintain insurance on behalf of its directors and officers whether or not the corporation would have the power to indemnify them against such liability under the KBCA.  Under Kentucky law, the provisions of a company’s articles and bylaws may govern the indemnification of directors and officers in lieu of indemnification provided for by statute.

The bylaws of James River Coal Service Company provide for indemnification, to the fullest extent permitted by applicable law or its Articles of Incorporation, of any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation (including any person serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity including service with respect to employee benefit plans) against all liability and loss suffered (including expenses reasonably incurred) by such person, provided that the company shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

North Carolina Corporation

The subsidiary co-registrant, Eolia Resources, Inc., is a corporation incorporated under the laws of the state of North Carolina.

The North Carolina Business Corporation Act, or NCBCA, permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors or officers against liability and expense in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.  The NCBCA requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense or any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses.  Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in the NCBCA.  The NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.  The NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors.

The bylaws, as amended, of Eolia Resources provide for indemnification of any and all of its directors or officers (including former directors or officers or any person who may have served at the corporation’s request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor) against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being a director or officer of the corporation or any such other corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty.

Tennessee Corporation

The subsidiary co-registrant, Johns Creek Coal Company, is a corporation incorporated under the laws of the state of Tennessee.

The Tennessee Business Corporation Act, or TBCA, provides that a corporation may indemnify any of its directors against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful.  In connection with proceedings brought by or in the right of the corporation, the TBCA provides that no indemnification may be made if the director was adjudged to be liable to the corporation.  A corporation may not indemnify a director in connection with proceedings charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received.  Unless limited by the charter, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding.  Unless limited by its charter, a corporation may indemnify an officer of the corporation if such officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was an officer of the corporation to the same extent as directors.  The TBCA empowers a corporation to purchase and maintain insurance on behalf of its directors and officers whether or not the corporation would have the power to indemnify them against such liability.  Under Tennessee law, the provisions of a company’s charter and bylaws may govern the indemnification of directors and officers in lieu of indemnification provided for by statute.

Johns Creek Coal Company’s Charter, as amended, provides that indemnification may be provided to the directors and officers of the corporation either directly or through the purchase of insurance by the corporation to the fullest extent and in the manner permitted by law.  The bylaws of Johns Creek Coal Company provide indemnification against expenses, judgments, fines, and amounts paid in settlement reasonably incurred for each director and officer (including former directors or officers) that is threatened to be made or is made a party to any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he is a director or officer or served at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or otherwise to the fullest extent provided for in the TBCA.

Directors’ and Officers’ Insurance

JRCC has purchased directors’ and officers’ liability insurance policies.  Within the limits of their coverage, the policies insure (1) the directors and officers of JRCC and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by JRCC and (2) JRCC to the extent that JRCC indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.                 Exhibits

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

2.1#	Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Registrant and its Subsidiaries, dated as of April 20, 2004

2.2##	Stock Purchase Agreement by and among James River Coal Company, Triad Mining, Inc. and the Stockholders of Triad Mining, Ind. dated as of March 30, 2005

3.1	See Exhibits 4.1 and 4.3 for the Amended and Restated Articles of Incorporation of the Registrant, as Amended, and the Amended and Restated Bylaws of the Registrant

4.1#	Amended and Restated Articles of Incorporation of the Registrant, as Amended

4.2†	Form of Certificate of Designation

4.3^^	Amended and Restated Bylaws of the Registrant

4.4#	Specimen common stock certificate

4.5†	Form of specimen preferred stock certificate

4.6#	Rights Agreement between the Registrant and SunTrust Bank as Rights Agent, dated as of May 25, 2004

4.7^	Amendment No. 1 to Rights Agreement between the Registrant and Computershare Trust Company N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2006

4.8^^	Amendment No. 2 to Rights Agreement between the Registrant and Computershare Trust Company N.A., successor to SunTrust Bank, as Rights Agent, dated as of August 2, 2007

4.9±	Amendment No. 3 to Rights Agreement between the Registrant and Computershare Trust Company N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2009

4.10 ++	Form of Senior Debt Indenture

4.11†	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of such senior debt security)

4.12 ++	Form of Subordinated Debt Indenture

4.13†	Form of supplemental indenture or other instrument establishing the issuance of one or more series of junior debt securities (including the form of such junior debt security)

4.14†	Form of Subsidiary Guarantee of Debt Securities

4.15†	Form of Warrant Agreement and Warrant Certificate

4.16†	Form of Unit Agreement

5.1 ++	Legal Opinion of Kilpatrick Stockton LLP

12.1 ++	Statement regarding computation of ratios

23.1 ++	Consent of Marshall Miller & Associates, Inc.

23.2*	Consent of KPMG LLP

23.3 ++	Consent of Kilpatrick Stockton LLP (see Exhibit 5.1)

24.1 ++	Power of Attorney (included on signature page)

25.1†	Form T-1 Statement of Eligibility of trustee under the Senior Debt Indenture

25.2†	Form T-1 Statement of Eligibility of trustee under the Subordinated Debt Indenture

*	Filed herewith
†	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference.
#	Filed in the Company’s Registration Statement on Form S-1, initially filed as of August 13, 2004, as amended.
##	Filed in the Company’s Registration Statement on Form S-1, initially filed as of April 19, 2005, as amended.
^	Filed in the Company’s Quarterly Report on Form 10-Q, filed November 9, 2006.
^^	Filed in the Company’s Quarterly Report on Form 10-Q, filed August 9, 2007.
±	Filed in the Company’s Amendment No. 1 to Form 8-K, filed November 3, 2009.
±±	Filed in the Company’s Registration Statement on Form S-3, initially filed as of August 6, 2010.

Item 17.                 Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purpose of determining any liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or caused to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

JAMES RIVER COAL COMPANY

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010:

Signature	Title

/s/ Peter T. Socha	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Alan F. Crown

*	Director
Ronald J. FlorJancic

*	Director
Leonard J. Kujawa

*	Director
Joseph H. Vipperman

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the    registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

BDCC HOLDING COMPANY, INC.

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Joseph G. Evans

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the    registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

BELL COUNTY COAL CORPORATION

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on  September 13, 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
B. J. Reynolds

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this  Pre-Effective Amendment No. 1 to the  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

BLEDSOE COAL CORPORATION

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Tim Frasure

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the   registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

BLEDSOE COAL LEASING COMPANY

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Tim Frasure

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

BLUE DIAMOND COAL COMPANY

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Joseph G. Evans

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the    registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

EOLIA RESOURCES, INC.

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this  Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Joseph G. Evans

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the   registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

JAMES RIVER COAL SALES, INC.

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on  September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Michael E. Weber

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the  registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

JAMES RIVER COAL SERVICE COMPANY

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Coy K. Lane

*	Director
Brian Patton

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the   registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

JOHNS CREEK COAL COMPANY

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Randall K. Taylor

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the   registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

JOHNS CREEK ELKHORN COAL CORPORATION

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Randall K. Taylor

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the    registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

JOHNS CREEK PROCESSING COMPANY

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Randall K. Taylor

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the   registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

LEECO, INC.

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on  September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Joseph G. Evans

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the   registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

MCCOY ELKHORN COAL CORPORATION

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Randall K. Taylor

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the    registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

SHAMROCK COAL COMPANY, INCORPORATED

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director
Tim Frasure

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

TRIAD MINING INC.

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the   registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Chairman of the Board and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Director, President and Chief Operating Officer
Donald W. Arrowsmith

*	Director
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the    registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on September 13 , 2010.

TRIAD UNDERGROUND MINING, LLC

By:	/s/ Peter T. Socha
	Name:	Peter T. Socha
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the  registration statement has been signed by the following persons in the capacities indicated on September 13 , 2010.

Signature	Title

/s/ Peter T. Socha	Manager and Chief Executive Officer (principal executive officer)
Peter T. Socha

*	Vice President and Chief Accounting Officer (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

*	Manager, President and Chief Operating Officer
Donald W. Arrowsmith

*	Manager
Coy K. Lane

* By: /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
(Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

2.1#	Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Registrant and its Subsidiaries, dated as of April 20, 2004

2.2##	Stock Purchase Agreement by and among James River Coal Company, Triad Mining, Inc. and the Stockholders of Triad Mining, Ind. dated as of March 30, 2005

3.1	See Exhibits 4.1 and 4.3 for the Amended and Restated Articles of Incorporation of the Registrant, as Amended, and the Amended and Restated Bylaws of the Registrant

4.1#	Amended and Restated Articles of Incorporation of the Registrant, as Amended

4.2†	Form of Certificate of Designation

4.3^^	Amended and Restated Bylaws of the Registrant

4.4#	Specimen common stock certificate

4.5†	Form of specimen preferred stock certificate

4.6#	Rights Agreement between the Registrant and SunTrust Bank as Rights Agent, dated as of May 25, 2004

4.7^	Amendment No. 1 to Rights Agreement between the Registrant and Computershare Trust Company N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2006

4.8^^	Amendment No. 2 to Rights Agreement between the Registrant and Computershare Trust Company N.A., successor to SunTrust Bank, as Rights Agent, dated as of August 2, 2007

4.9±	Amendment No. 3 to Rights Agreement between the Registrant and Computershare Trust Company N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2009

4.10 ++	Form of Senior Debt Indenture

4.11†	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of such senior debt security)

4.12 ++	Form of Subordinated Debt Indenture

4.13†	Form of supplemental indenture or other instrument establishing the issuance of one or more series of junior debt securities (including the form of such junior debt security)

4.14†	Form of Subsidiary Guarantee of Debt Securities

4.15†	Form of Warrant Agreement and Warrant Certificate

4.16†	Form of Unit Agreement

5.1 ++	Legal Opinion of Kilpatrick Stockton LLP

12.1 ++	Statement regarding computation of ratios

23.1 ++	Consent of Marshall Miller & Associates, Inc.

23.2*	Consent of KPMG LLP

23.3 ++	Consent of Kilpatrick Stockton LLP (see Exhibit 5.1)

24.1 ++	Power of Attorney (included on signature page)

25.1†	Form T-1 Statement of Eligibility of trustee under the Senior Debt Indenture

25.2†	Form T-1 Statement of Eligibility of trustee under the Subordinated Debt Indenture

*	Filed herewith
†	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference.
#	Filed in the Company’s Registration Statement on Form S-1, initially filed as of August 13, 2004, as amended.
##	Filed in the Company’s Registration Statement on Form S-1, initially filed as of April 19, 2005, as amended.
^	Filed in the Company’s Quarterly Report on Form 10-Q, filed November 9, 2006.
^^	Filed in the Company’s Quarterly Report on Form 10-Q, filed August 9, 2007.
±	Filed in the Company’s Amendment No. 1 to Form 8-K, filed November 3, 2009.
±±	Filed in the Company’s Registration Statement on Form S-3, initially filed as of August 6, 2010.